SHARE CERTIFICATE

Exhibit 4

[Share Certificate]

Number                       Shares

XXX                          XXX

INCORPORATED IN THE STATE OF NEVADA 2006

SECURITAS EDGAR FILINGS, INC.

50,000,000 AUTHORIZED SHARES OF COMMON STOCK AT $.001 PAR VALUE

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND IS BEING SOLD PURSUANT TO APPLICABLE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION. THE TRANSFER OF THIS SECURITY IS RESTRICTED. SEE THE ARTICLES OF INCORPORATION, BYLAWS OR SHAREHOLDER AGREEMENT FOR DETAILS.

This Certifies that _________________________is the registered holder of ______________________ Shares.

of Securitas Edgar Filings, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of A.D. 20_____.

___________________          ___________________

Secretary                    President

(corporate seal)